Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-120530, 333-137763, 333-137769, 333-173097, 333-189139, 333-189140, 333-189141, 333-209934, 333-226715, and 333-226716) on Form S-8 and (Nos. 333-120529 and 333-232534) on Form S-3 of our report dated March 5, 2026, with respect to the consolidated financial statements of National Research Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Omaha, Nebraska

March 5, 2026